Exhibit 4.2

EXECUTION VERSION

TELENET ADDITIONAL FACILITY E1 ACCESSION AGREEMENT

TERM LOAN E1 FACILITY

To:                              Toronto Dominion (Texas) LLC as Facility Agent and KBC Bank NV as Security Agent

From:                The Telenet Additional Facility E1 Lenders (as defined below)

Date: 25 August 2009

TELENET BIDCO NV - €2,300,000,000 Credit Agreement
dated 1 August 2007, as amended from time to time (the Credit Agreement)

1.                                      In this Agreement:

Majority Term Loan E1 Facility Lenders means Telenet Additional Facility E1 Lenders, the aggregate of whose Term Loan E1 Facility Commitments exceeds two thirds of the aggregate of the Term Loan E1 Facility Commitments of all Telenet Additional Facility E1 Lenders.

Telenet Additional Facility E1 Lender means each of the lenders under the Term Loan E1 Facility (as listed in Schedule 1 of the counterpart of this Agreement).

Telenet Additional Facility E1A Lender means each lender of a Term Loan E1A Facility Loan (as listed in Schedule 1 of the counterpart of this Agreement).

Telenet Additional Facility E1B Lender means each lender of a Term Loan E1B Facility Loan (as listed in Schedule 1 of the counterpart of this Agreement).

Term Loan B1 Facility means the €307,500,000 term loan facility made available by the Lenders under Clause 2.2 (Term Loan B1 Facility) of the Credit Agreement.

Term Loan B2B Facility means the €90,000,000 term loan facility made available by the Lenders under Clause 2.4 (Term Loan B2B Facility) of the Credit Agreement.

Term Loan B1 Term means the Term currently selected (as at the date of this Agreement) in respect of the outstanding €307,500,000 Loan (the Term Loan B1 Facility Loan) under the Term Loan B1 Facility.

Term Loan B2B Term means the Term currently selected (as at the date of this Agreement) in respect the outstanding €90,000,000 Loan (the Term Loan B2B Facility Loan) under the Term Loan B2B Facility.

Term Loan E1 Facility means the €328,482,866.92 term loan facility made available by the Telenet Additional Facility E1 Lenders under this Agreement.

Term Loan E1 Facility Commitment means, in relation to a Telenet Additional Facility E1 Lender, the amount in euros set opposite its name under the heading “Term Loan E1 Facility Commitment” in Schedule 1 to the counterpart of this Agreement executed by that Telenet

Additional Facility E1 Lender, to the extent not cancelled, transferred, or reduced under the Credit Agreement.

Term Loan E1 Facility Loan means a euro denominated loan made to the Original Borrower by the Telenet Additional Facility E1 Lenders under the Term Loan E1 Facility.

Term Loan E1A Facility Loan means the €238,482,866.92 loan made to the Original Borrower by the Telenet Additional Facility E1A Lenders under the Term Loan E1 Facility.

Term Loan E1B Facility Loan means the €90,000,000 loan made to the Original Borrower by the Telenet Additional Facility E1B Lenders under the Term Loan E1 Facility.

2.                                      Unless otherwise defined in this Agreement, terms defined in the Credit Agreement shall have the same meaning in this Agreement and a reference to a Clause is a reference to a Clause of the Credit Agreement.  The principles of construction set out in Clause 1.2 (Construction) of the Credit Agreement apply to this Agreement as though they were set out in full in this Agreement.

3.                                      We refer to Clause 2.7 (Telenet Additional Facility) of the Credit Agreement.

4.                                      This Agreement will take effect on the date on which the Facility Agent notifies the Company and the Telenet Additional Facility E1 Lenders that it has received the documents and evidence set out in Schedule 2 to this Agreement, in each case in form and substance satisfactory to it or, as the case may be, the requirement to provide any of such documents or evidence has been waived by the Majority Term Loan E1 Facility Lenders (the Effective Date).

5.                                      We, the Telenet Additional Facility E1 Lenders, agree:

(a)                                  to become party to and to be bound by the terms of the Credit Agreement as Lenders in accordance with Clause 2.7 (Telenet Additional Facility) of the Credit Agreement; and

(b)                                 to become party to the Intercreditor Agreement as Lenders and to observe, perform and be bound by the terms and provisions of the Intercreditor Agreement in the capacity as Lenders in accordance with Clause 20.3 (Transfers by Finance Parties) of the Intercreditor Agreement.

6.                                      The Telenet Additional Facility Commitment in relation to a Telenet Additional Facility E1 Lender (for the purpose of the definition of Telenet Additional Facility Commitment in Clause 1.1 (Definitions) of the Credit Agreement) is its Term Loan E1 Facility Commitment.

7.                                      Any interest due in relation to Term Loan E1 Facility will be payable on the last day of each Term in accordance with Clause 8 (Interest) of the Credit Agreement.

8.                                      The Availability Period for Term Loan E1 Facility shall be from the date of this Agreement up to and including the Effective Date.

9.                                      The Term Loan E1 Facility may be drawn by two Loans and no more than two Requests may be made in respect of the Term Loan E1 Facility under the Credit Agreement.

10.                                (a)                                 If any amount is to be applied in mandatory prepayment of the Term Loan B1 Facility or the Term Loan B2B Facility, in each case under Clause 7.3 (Mandatory prepayment from disposal proceeds) of the Credit Agreement, then on the date of such prepayment the Company shall prepay the Term Loan E1 Facility in an amount equal to the amount which is required to be applied in prepayment of any participation in the Term Loan B1 Facility or Term Loan B2B Facility which is held by any Lender which is an Affiliate of the Company.

(b)                                 If any amount is to be applied in mandatory prepayment under Clause 7.3 (Mandatory prepayment from disposal proceeds) of the Credit Agreement, the Company shall only give a notice under Clause 7.5(a)(i) of the Credit Agreement to apply any proportion of that amount towards the Term Loan E1 Facility where it also gives notice under that Clause to apply a proportion of that amount towards the Term Loan B1 Facility and the Term Loan B2B Facility, so that (including taking into account any prepayment of the Term Loan E1 Facility required under paragraph (a) above) prepayments are made to Lenders under the Term Loan Loan E1 Facility, the Term Loan B1 Facility and the Term Loan B2B Facility (other than Lenders which are Affiliates of the Company) in a manner which is pro rata to the amount of those Lenders’ participation in those Facilities.

11.                                (a)                                The first Term to apply to each of the Term Loan E1A Facility Loan and Term Loan E1B Facility Loan will be a period equal to the period running from the Effective Date up to and including:

(i)                                   in the case of the Term Loan E1A Facility Loan, the last day of the Term Loan B1 Term; and

(ii)                                in the case of the Term Loan E1B Facility Loan, the last day of the Term Loan B2B Term.

(b)                              In respect of the first Term only:

(i)                                   in the case of the Term Loan E1A Facility Loan, EURIBOR shall mean the EURIBOR rate as determined in respect of the Term Loan B1 Term; and

(ii)                                in the case of the Term Loan E1B Facility Loan, EURIBOR shall mean the EURIBOR rate as determined in respect of the Term Loan B2B Term.

(c)                               The Original Borrower shall request that the second Term for each of the Term Loan E1A Facility Loan and the Term Loan E1B Facility Loan end on the same date, on which date the Term Loan E1A Facility Loan and the Term Loan E1B Facility Loan will be consolidated and treated as one Term Loan E1 Facility Loan.

12.                                The Term Loan E1 Facility Loans will be used for general corporate purposes.

13.                                The Final Maturity Date in respect of this Term Loan E1 Facility will be 31 March 2015.

14.                                The outstanding Term Loan E1 Facility Loans will be repaid in full on the Final Maturity Date.

15.                                The Margin in relation to the Term Loan E1 Facility is 3.50 per cent. per annum.

16.                                The Borrower in relation to the Term Loan E1 Facility is the Original Borrower.

17.

(a)                                  For the purpose of this Clause

Approved Upsizing means any upsizing of the Term Loan E1 Facility (the amount by which the Term Loan E1 Facility is upsized at any one time being the Upsized Amount) where the Term Loan E1 Facility Commitments constituting the Upsized Amount are initially subscribed for by Telenet Mobile NV (or another member of the Group other than the Company) and subsequently acquired by Lenders in exchange for a notional equivalent amount of their Term Loan B1 Facility Commitments or Term Loan B2B Facility Commitments (as relevant).

(b)                               The Term Loan E1 Facility may be upsized by any amount, provided that:

(i)                                   the upsizing does not breach any term of the Credit Agreement; and

(ii)                                the proposed upsizing constitutes an Approved Upsizing,

by the signing of one or more further Telenet Additional Facility Accession Agreements, that are designated on their face as “Telenet Additional Facility E1 Accession Agreements” and specify (along with the other terms specified therein) the Original Borrower as the sole Borrower and which specify Telenet Additional Facility Commitments denominated in euros, to be drawn in euros, with the same Final Maturity Date and Margin as specified in this Telenet Additional Facility Accession Agreement.

(iii)

(c)                                For the purposes of this paragraph 17, references to Telenet Additional Facility E1 Lenders and Term Loan E1 Facility Loans shall include Lenders and Loans made under any such further Telenet Additional Facility E1 Accession Agreement.

(d)                               If the Original Borrower so requests, a Term for a Term Loan E1 Facility Loan will end on the same day as the current Term for any other Term Loan E1 Facility Loan.  On the last day of those Terms, those Term Loan E1 Facility Loans will be consolidated and treated as one Term Loan E1 Facility Loan.

18.                               The Borrower confirms, on behalf of itself and each other Obligor, that the representations and warranties set out in Clause 16 (Representations and Warranties) of the Credit Agreement (except for Clauses 16.7 (Authorisations), 16.9 (No material adverse change), 16.10 (Litigation and insolvency proceedings), 16.11 (Business Plan), 16.12 (No misleading information), 16.13 (Tax Liabilities), 16.14 (Security Interests), 16.17 (Ownership of assets), and 16.19 (ERISA)) are true and correct as if made at the Effective Date with reference to the facts and circumstances then existing, and as if each reference to the Finance Documents includes a reference to this Agreement.

19.                               Each of the Guarantors confirm that its obligations under Clause 15 (Guarantee and Indemnity) of the Credit Agreement and each of the Existing Security Providers confirms that the Security Interests created pursuant to the Security Documents and its obligations under the Finance Documents, shall continue unaffected and that such obligations extend to the Total Commitments as increased by the addition of Term Loan E1 Facility and that such obligations shall be owed to each Finance Party including the Telenet Additional Facility E1 Lenders.

20.                               Each Telenet Additional Facility E1 Lender confirms to each Finance Party that:

(a)                                  it has made its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in the Credit Agreement and has not relied on any information provided to it by a Finance Party in connection with any Finance Document; and

(b)                                 it will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities while any amount is or may be outstanding under the Credit Agreement or any Telenet Additional Facility Commitment is in force.

21.                               Each Telenet Additional Facility E1 Lender and the Facility Agent agrees to waive the notice period in respect of drawdown requests under Clause 5.1 (Giving of Request) of the Credit Agreement in respect of this Term Loan E1 Facility.

22.                               The Facility Office and address for notices of each Telenet Additional Facility E1 Lender for the purposes of Clause 33.2 (Contact details) of the Credit Agreement will be that notified by each Telenet Additional Facility E1 Lender to the Facility Agent.

23.                               This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

24.                               This Agreement may be executed in any number of counterparts, and by each party on separate counterparts.  Each counterpart is an original, but all counterparts shall together constitute one and the same instrument.  Delivery of an executed counterpart signature page of this Agreement by e-mail (PDF) or telecopy shall be as effective as delivery of a manually executed counterpart of this Agreement.

SCHEDULE 1

TELENET ADDITIONAL FACILITY E1 LENDERS AND TERM LOAN E1 FACILITY
COMMITMENTS

Telenet Additional Facility E1 Lenders	Term Loan E1 Facility Commitment (€)

Telenet Additional Facility E1A Lender

Telenet Mobile NV	238,482,866.92

Telenet Additional Facility E1B Lender

Telenet Mobile NV	90,000,000

Total	328,482,866.92

SCHEDULE 2

CONDITIONS PRECEDENT DOCUMENTS

1.                                     Obligors

(a)                                 A copy of the articles of association of each Obligor.

(b)                                A copy of a resolution of the board of directors of each Obligor approving the terms of, and the transactions contemplated by, this Agreement.

(c)                                 A specimen of the signature of each person authorised on behalf of an Obligor to execute or witness the execution of this Agreement or to sign or send any document or notice in connection with this Agreement.

(d)                                A copy of the minutes of the shareholders’ meeting of each Obligor:

(i)                                   approving for the purposes of article 556 of the Belgian Companies Act, the terms of and transactions contemplated by this Agreement; and

(ii)                                authorising named persons to fulfil the formalities with the Registry of the Commercial Court of the registered office of such Obligor following the decision taken in accordance with the above.

(e)                                 A certificate of an authorised signatory of the Original Borrower:

(i)                                   confirming that utilising the Total Commitments (including the Term Loan E1 Facility Commitments) in full would not breach any limit binding on any Obligor; and

(ii)                                certifying that each copy document specified in Part 1 of this Schedule is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

(f)                                   Evidence required by the Finance Parties for the purpose of any applicable money laundering regulations.

2.                                     Legal opinions

(a)                                 A legal opinion of Allen & Overy LLP, English legal advisers to the Facility Agent, addressed to the Finance Parties.

(b)                                A legal opinion of Allen & Overy LLP, Belgian legal advisers to the Facility Agent, addressed to the Finance Parties.

3.                                     Other documents

(a)                                 Each Fee Letter.

(b)                                The deed of renunciation and restriction entered into on the same date of this Agreement between Telenet BidCo NV and Telenet Mobile NV.

(c)                                 The Facility Agent instruction letter entered into on the date of this Agreement between Telenet BidCo NV, Telenet Mobile NV and the Facility Agent.

(d)                                The netting agreement entered into on the date of this Agreement between Telenet BidCo NV and Telenet Mobile NV.

SIGNATORIES

AGENTS

TORONTO DOMINION (TEXAS) LLC as Facility Agent

By: Authorized Signatory

KBC BANK NV as Security Agent

By: Authorized Signatory

COMPANY

TELENET BIDCO NV

By: Authorized Signatory

By: Authorized Signatory

ORIGINAL BORROWER

TELENET BIDCO NV

By: Authorized Signatory

By: Authorized Signatory

GUARANTORS

TELENET BIDCO NV

By: Authorized Signatory

By: Authorized Signatory

TELENET NV

By: Authorized Signatory

By: Authorized Signatory

EXISTING SECURITY PROVIDERS

TELENET BIDCO NV

By: Authorized Signatory

By: Authorized Signatory

TELENET NV

By: Authorized Signatory

By: Authorized Signatory

TELENET GROUP HOLDING NV

By: Authorized Signatory

By: Authorized Signatory

TELENET VLAANDEREN NV

By: Authorized Signatory

By: Authorized Signatory

TELENET COMMUNICATIONS NV

By: Authorized Signatory

By: Authorized Signatory

TELENET ADDITIONAL FACILITY E1 LENDERS

TELENET MOBILE NV

By: Authorized Signatory

By: Authorized Signatory